FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”), which amends that certain Employment Agreement (“Agreement”) effective April 1, 2006 between DOLLAR GENERAL CORPORATION (the “Company”), and Kathleen R. Guion (“Employee”), is made and entered into by the Company and Employee as of May 9, 2008 (“First Amendment Effective Date”).

W I T N E S S E T H:

WHEREAS, the change in control severance provisions in Section 12 of the Agreement specifically provide that the Company will pay to Employee, only upon the occurrence of certain events and fulfillment of certain conditions, a severance payment calculated by reference to Employee’s Base Salary (as defined in the Agreement) and target incentive bonus in effect immediately prior to the Change in Control; and

WHEREAS, the intent of such provision was to ensure that the Employee’s potential severance amounts were protected from reductions made after a Change in Control, and the parties desire to amend the Agreement to reflect that intent.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement as follows:

1.

Section 12(a)(i) shall be amended to add the following language to the end of the provision after the words “Change in Control” and  prior to the semi-colon:

“or, if greater, at the date of termination”

2.

Except as expressly provided herein, the Agreement shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this First Amendment to be effective as of the First Amendment Effective Date.

DOLLAR GENERAL CORPORATION

		By:	/s/ Susan Lanigan
		Its:	Executive Vice President, General Counsel
Date:	May 14, 2008
“EMPLOYEE”
/s/ Kathleen Guion
Kathleen R. Guion
Date:	May 14, 2008
Witnessed By:

/s/ Julie L. Filson

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